Exhibit 99.1

IGT ONLINE ENTERTAINMENT SYSTEMS, INC.

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders
Scientific Games Corporation:

We have audited the accompanying balance sheet of IGT OnLine Entertainment Systems, Inc. (the “Company”) as of September 27, 2003, and the related statements of income, equity, and cash flows for the fiscal year ended September 27, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of IGT OnLine Entertainment Systems, Inc. as of September 27, 2003, and the results of its operations and its cash flows for the fiscal year ended September 27, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, on November 6, 2003, Scientific Games Corporation acquired the stock of IGT OnLine Entertainment Systems, Inc. from International Game Technology.

/s/ Deloitte & Touche LLP

January 28, 2004
Atlanta, Georgia

IGT ONLINE ENTERTAINMENT SYSTEMS, INC.

BALANCE SHEET

AS OF SEPTEMBER 27, 2003

(Amounts in thousands)

ASSETS

CURRENT ASSETS:
Cash	$8,158
Accounts receivable	13,408
Inventory	444
Deferred income taxes	3,974
Other assets	1,818

Total current assets	27,802

PROPERTY AND EQUIPMENT—Net	28,493

INTANGIBLE ASSETS—Net	19,954

OTHER ASSETS	152

TOTAL	$76,401

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current portion of long-term capital lease obligations	$1,461
Accounts payable	981
Accrued employee compensation and benefits	6,213
Accrued taxes	1,916
Accrued liquidated damages	893
Other accrued liabilities	6,407
Deferred revenue—current	1,292
Total current liabilities	19,163

DEFERRED INCOME TAXES	20,528

DEFERRED REVENUE—LONG TERM	1,434

OTHER LONG-TERM LIABILITIES	1,421
Total liabilities	42,546

COMMITMENTS AND CONTINGENCIES

EQUITY:
Contributed capital	47,050
Shareholder receivable	(33,350)
Retained earnings	20,155
Total equity	33,855

TOTAL	$76,401

See notes to financial statements.

IGT ONLINE ENTERTAINMENT SYSTEMS, INC.

STATEMENT OF INCOME

FISCAL YEAR ENDED SEPTEMBER 27, 2003

(Amounts in thousands)

REVENUES	$148,818

COSTS AND EXPENSES:
Cost of revenues (including depreciation expense of $9,398)	95,044
Selling, general and administrative	22,042
Research and development	1,028
Depreciation and amortization	7,755

Total costs and expenses	125,869

INCOME FROM OPERATIONS	22,949

OTHER EXPENSE—Net	507

INCOME BEFORE INCOME TAXES	22,442

PROVISION FOR INCOME TAXES	8,977

NET INCOME	$13,465

See notes to financial statements.

IGT ONLINE ENTERTAINMENT SYSTEMS, INC.

STATEMENT OF EQUITY

FISCAL YEAR ENDED SEPTEMBER 27, 2003

(Amounts in thousands)

	Contributed Capital	Shareholder Receivable	Retained Earnings	Total

BALANCE—September 28, 2002	$47,050	$(11,020)	$6,690	$42,720

Shareholder receivable	—	(22,330)	—	(22,330)

Net income	—	—	13,465	13,465

BALANCE—September 27, 2003	$47,050	$(33,350)	$20,155	$33,855

See notes to financial statements.

IGT ONLINE ENTERTAINMENT SYSTEMS, INC.

STATEMENT OF CASH FLOWS
FISCAL YEAR ENDED SEPTEMBER 27, 2003
(Amounts in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,465
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,153
Provision for inventory obsolescence	391
(Increase) decrease in operating assets:
Accounts receivable	(2,274)
Inventory	(266)
Other assets	1,090
Net accrued and deferred income taxes	8,659
Deferred revenue	1,530
Accounts payable and accrued liabilities	(627)

Net cash provided by operating activities	39,121
NET CASH FLOWS USED IN INVESTING ACTIVITIES:
Investment in property and equipment	(6,898)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term capital lease obligations	(6,432)
Shareholder receivable	(22,330)

Net cash used in financing activities	(28,762)

NET INCREASE IN CASH	3,461

CASH AT BEGINNING OF YEAR	4,697

CASH AT END OF YEAR	$8,158

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$310

See notes to financial statements.

IGT ONLINE ENTERTAINMENT SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
FISCAL YEAR ENDED SEPTEMBER 27, 2003

1.                      BASIS OF PRESENTATION

The accompanying financial statements include the operations of IGT OnLine Entertainment Systems, Inc. (“OES”), a wholly-owned subsidiary of International Game Technology (the “Parent”). The Parent acquired OES in connection with the acquisition of Anchor Gaming (“Anchor”) on December 30, 2001. OES operates on-line lottery systems in seven states and the Caribbean and supports systems sold to customers in Korea, Norway, Switzerland, and Shanghai.

The Parent incurs certain expenses on behalf of OES, which have been allocated for purposes of these financial statements (see Note 7).

On November 6, 2003, Scientific Games Corporation (“SGS”) acquired the stock of OES from Parent. The purchase price was $143 million in cash, subject to closing adjustments. Upon consummation of the acquisition of OES, SGS changed the name of OES to Scientific Games OnLine Entertainment Systems, Inc.

2.                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash—Cash consists primarily of cash on deposit at various financial institutions.

Fair Value of Financial Instruments—The carrying values of OES’s accounts receivable and accounts payable approximate fair value primarily because of the short maturities of these instruments. The estimated fair values of the capital lease obligations closely approximated the carrying values at September 27, 2003.

Receivables and Allowance for Doubtful Accounts—OES provides for an allowance for doubtful accounts that OES deems to have a high risk of collectibility. OES analyzes historical collection trends, customer concentrations, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of OES’s allowance for doubtful accounts.

Inventories and Obsolescence—Inventories are stated at the lower of cost (first-in, first-out method) or market value. OES regularly reviews inventory quantities on hand and records provisions for excess and obsolete inventory based primarily on estimated forecasts of product demand and production requirements.

Concentrations of Credit Risk—The financial instruments that potentially subject OES to concentrations of credit risk consist principally of accounts receivable. Accounts receivable from state lotteries in Pennsylvania and Florida and the South Korea lottery represent 38%, 12% and 27% of total accounts receivable as of September 27, 2003. OES maintains cash balances in amounts which, at times, may be in excess of the Federal Deposit Insurance Corporation insurance limits.

Property and Equipment—Assets acquired in business combinations are accounted for using the purchase method of accounting and are recorded at their estimated fair value at the acquisition date. Property and equipment additions are recorded at cost. Assets that have been placed in service are depreciated on a straight-line basis over their estimated useful lives. Depreciation expense related to assets at lottery locations is recorded as cost of revenues. Costs that materially increase the life or value of existing assets are capitalized. Ordinary maintenance and repairs are charged to expense as incurred.

Long-Lived Assets—In accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment and Disposal of Long-Lived Assets, OES evaluates the potential impairment of long-lived assets when events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable based upon the relevant facts and circumstances. If the facts indicate the fair value is less than the carrying value of the asset, OES will recognize an impairment loss for the difference between the carrying value of the asset and its fair value.

Intangible Assets—Intangible assets are comprised of on-line lottery and maintenance contracts, business and product trademarks, and developed technology. Amortization of finite-lived intangible assets is recorded to reflect the pattern of economic benefit based on projected revenues over their estimated useful lives.

Revenue Recognition—OES recognizes revenue when persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable, collectibility is reasonably assured and delivery has occurred. Revenue from the sales of on-line lottery and video gaming central site systems is recognized using the percentage of completion method of accounting for long-term construction type contracts. If estimates of total costs indicate a loss on the contract, the entire amount of the estimated loss would be charged to operations immediately. Revenue related to systems contract services is recognized as the services are performed. These long-term service contracts require operation of lottery systems, and related revenue is based on a percentage of sales volume. System maintenance revenue is recognized ratably over the period. Deferred revenue arises from the prepayment of cash for services not yet delivered. OES amortizes such cash payments over the life of the related contract.

Stock-Based Compensation—OES adopted SFAS 123, Accounting for Stock-Based Compensation, which establishes a fair value based method of accounting for stock compensation plans with employees and others. As permitted by SFAS 123, OES continues to account for stock-based compensation plans in accordance with the Accounting Principles Board (“APB”) Opinion 25 intrinsic value method, which determines the compensation cost of stock options issued for non-variable plans such as OES’s as the difference between the quoted market value at the measurement date and the amount, if any, required to be paid by employees. OES’s stock-based compensation plans are predominantly non-compensatory plans where the option price is equal to or greater than the trading price of OES’s stock on the date of the option grant, and therefore, no compensation cost is recorded. See below for pro forma stock-based compensation costs that would have been charged to operations had the SFAS 123 fair value method been applied.

Stock Options—At the date of the acquisition of OES by Parent, all outstanding stock options under Anchor’s stock option plans were converted into options for IGT’s common stock at the same terms and conditions as originally granted. No options for additional shares were granted under the Anchor plan subsequent to the acquisition of OES by Parent.

Certain eligible employees may be granted non-qualified and incentive options to purchase shares of common stock under the Parent’s Stock Incentive Plan (“SIP”).

The following table summarizes the activity of the employees’ participation in the SIP:

	Number of Option Shares Outstanding	Weighted Average Exercise Price

Outstanding at September 28, 2002	703,600	$13.22
Granted	194,000	18.98
Forfeited	(30,000)	10.45
Exercised	(198,700)	10.92

Outstanding at September 27, 2003	668,900	15.60

At September 27, 2003, exercise prices for outstanding options ranged from $6.19 to $18.98 with a weighted average remaining life of 7.3 years.

At September 27, 2003, a total of 43,300 options were exercisable at a weighted-average exercise price of $7.01.

Pro Forma Stock-Based Compensation Expense—The stock option plan is accounted for under the intrinsic value recognition and measurement principles of APB 25, Accounting for Stock Issued to Employees. As the exercise price of all options granted under these plans was equal to or greater than the market price of the common stock on the grant date, no stock-based employee compensation cost is recognized in net income.

The following pro forma financial information reflects the difference between compensation cost charged to operations pursuant to APB 25 and compensation cost that would have been charged to operations if we had applied the fair value recognition provisions of SFAS 123, Accounting for Stock-Based Compensation during the fiscal year ended September 27, 2003 (amounts in thousands).

Reported net income	$13,465
Pro forma stock compensation, net of tax	(642)

Pro forma net income	$12,823

Weighted average fair value of options granted during period	$5.64
Weighted average assumptions:
Interest rates	1.63%
Dividend yield	—
Volatility factor of the expected market price of common stock	0.40
Weighted average expected life, in years	3.35

Income Taxes—The operations of OES are included in the consolidated tax return of the Parent.  Income taxes are allocated to OES on a stand-alone basis using effective tax rates as if on a separate return basis. Deferred income taxes result from temporary differences between financial and tax reporting.

Estimates and Assumptions—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Recently Issued Accounting Standards—In June 2002, the Financial Accounting Standards Board issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring). SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early adoption encouraged. The adoption of these requirements did not have a material impact on the results of operations or financial position.

In November 2002, the FASB issued FASB Interpretation No. (“FIN”) 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 expands the disclosures required by guarantors for obligations under certain types of guarantees. It also requires initial recognition at fair value of a liability for such guarantees. OES adopted the disclosure requirements of FIN 45 for the quarter ended December 28, 2002 and the liability recognition requirements to all guarantees issued or modified after December 31, 2002. The adoption of these requirements did not have a material impact on OES’s results of operations or financial position.

 In December 2002, the FASB issued SFAS 148, Accounting for Stock-Based Compensation-Transition and Disclosure. This Statement amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. We have adopted the disclosure requirements of this statement.

In November 2002, the EITF reached a consensus on Issue 00-21, Multiple Deliverable Revenue Arrangements (“EITF 00-21”). EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. It also addresses when and how an arrangement involving multiple deliverables should be divided into separate units of accounting. The guidance in EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003, with early application permitted. Companies may elect to report the change in accounting as a cumulative effect of a change in accounting principle in accordance with APB Opinion 20, Accounting Changes and SFAS 3, Reporting Accounting Changes in Interim Financial Statements-an amendment of APB Opinion No. 28. OES believes that the adoption of these requirements did not have a material impact on the results of operations and financial position.

Reclassifications

Certain fiscal year 2002 amounts have been reclassified to conform to fiscal year 2003 presentation.

3.                      INVENTORY

Inventory consisted of the following at September 27, 2003 (amounts in thousands):

Consumables	$1,174
Parts	3,229

4,403
Less reserve for obsolescence	(3,959)

Inventory	$444

4.                      PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 27, 2003 (amounts in thousands):

	Estimated Life in Years

Lottery equipment	7	$40,009
Furniture, fixtures, and equipment	3-7	3,706
Leasehold improvements	7	3,243

		46,958
Less accumulated depreciation		(18,465)

Property and equipment—net		$28,493

Total depreciation expense, including amounts recorded as cost of revenues, for the fiscal year ended September 27, 2003 was $10.9 million.

5.                      INTANGIBLE ASSETS

As a result of the acquisition of OES by Parent, OES’s intangible assets were recorded at fair value and became immediately subject to SFAS No. 142, Goodwill and Other Intangible Assets, which established new accounting and reporting requirements for goodwill and other intangible assets.

Intangible assets consisted of the following at September 27, 2003 (amounts in thousands):

	Estimated Life in Years	Carrying Amount	Accumulated Amortization	Net

Finite lived intangible assets:
Contracts	9	$24,127	$9,222	$14,905
Developed technology	12	4,817	1,441	3,376
Product trademarks	5-9	468	441	27
Business trademarks	9-12	2,257	611	1,646

Net carrying amount		$31,669	$11,715	$19,954

Total amortization expense for the fiscal year ended September 27, 2003 was $6.3 million. Estimated remaining amortization expense for each of the succeeding five fiscal years is as follows (amounts in thousands):

Fiscal Year
2004	$6,465
2005	5,699
2006	2,849
2007	1,512
2008	1,354

6.                      REVENUES DERIVED FROM MAJOR LOCATIONS

Our operations for the Florida State Lottery and the Pennsylvania State Lottery accounted for $31.2 million and $45.3 million of revenues for the fiscal year ended September 27, 2003. No other customer contributed more than 10% of total revenues.

7.                      RELATED PARTY TRANSACTIONS

Shareholder receivable—This balance is made up primarily of the net cash transfers to the Parent and is included in Equity in the accompanying balance sheet.

Intercompany Allocations—Certain costs charged to OES by the Parent were provided through intercompany allocations and included general and administrative costs such as corporate overhead, information systems support, human resources, finance and accounting. These costs, which were allocated primarily on revenues and assets, were included in the accompanying statement of income as selling, general and administrative in the amount of $3.3 million for the fiscal year ended September 27, 2003. Management believes the allocation method used reflected a reasonable estimate of services provided and benefits received. It is not practical to estimate the cost that would have been incurred if OES had operated as a stand-alone company.

8.                      INCOME TAXES

Components of the provision for income taxes were as follows at September 27, 2003 (amounts in thousands):

Current:
Federal	$1,547
State	369

Total current	1,916

Deferred:
Federal	6,178
State	883

Total deferred	7,061

Provision for income taxes	$8,977

The combined state and U.S. federal income tax rate of 40% represents the estimated rate as if OES filed separate returns.

SFAS No. 109, Accounting for Income Taxes, requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Deferred income tax on the balance sheet reflects the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of our deferred tax assets and liabilities were as follows at September 27, 2003 (amounts in thousands):

Current:
Deferred tax assets—accrued reserves and allowances	$3,974

Long-term:
Deferred tax liability—difference between book and tax basis of property	(20,528)

Net deferred tax liability	$(16,554)

9.                      BENEFIT PLANS

Employee Incentive Plans—From December 30, 2001 to March 31, 2002, OES participated in a defined contribution benefit plan, 401(k) plan, administered by Anchor. Matching contributions to this 401(k) plan were based on a percentage of the employees’ contributions to the 401(k) plan.

Effective April 1, 2002, employees participated in a profit sharing and 401(k) plan sponsored by the Parent. The Parent 401(k) plan matches 100% of an employee’s contributions up to $750. This allows for maximum annual matching contributions of $750 to each employee’s account. Contributions to the plans are expensed as incurred.

OES contributed approximately $1.3 million for the fiscal year ended September 27, 2003. The Parent has the right under the Parent 401(k) plan to discontinue matching contributions at any time and to terminate the Parent 401(k) plan subject to the provisions of ERISA.

Employee Stock Purchase Plan—Employees who have completed 90 days of service are eligible to participate in the Parent’s Qualified Employee Stock Purchase Plan (“Plan”). Under this Plan, each eligible employee may purchase common stock of the Parent at 85% of the lower of the closing price of the Parent’s common stock on the first or last day of the 12-month purchase period. Employees may participate in this Plan through payroll deductions up to a maximum of 10% of their base pay.

10.               COMMITMENTS AND CONTINGENCIES

Leases—OES leases certain of its facilities and equipment under various agreements for periods through the year 2009. The following table shows future minimum payments required under these leases that have initial or remaining noncancelable lease terms in excess of one year as of September 27, 2003. Certain of the facility leases provide that OES pays utilities, maintenance, property taxes, and certain other operating expenses applicable to the leased property, including liability and property damage insurance. The cost and accumulated depreciation of equipment under capital leases totaled $11.3 million and $5.6 million at September 27, 2003.

Fiscal Year	Operating Leases	Capital Leases	Total

2004	$3,717	$1,473	$5,190
2005	3,147	—	3,147
2006	2,703	—	2,703
2007	2,152	—	2,152
2008	1,888	—	1,888
Thereafter	977	—	977

Total minimum payments	$14,584	1,473	$16,057

Less amount representing interest		(12)

Capital lease obligations		1,461
Less current portion		(1,461)

Long-term capital lease obligations		$—

OES’s total rental expense was approximately $3.4 million for the fiscal year ended September 27, 2003.

Off-Balance Sheet Financial Instruments—In the normal course of business, OES is party to financial instruments with off-balance sheet risks such as performance bonds. OES has performance bonds outstanding of $50.0 million at September 27, 2003 related to its lottery systems. OES is liable to reimburse the bond issuer in the event the bond is exercised as a result of non-performance.

Liquidated Damages—On-line lottery contracts typically permit termination of the contract by the lottery authority at any time for material breach or for other specified reasons and generally contain demanding implementation and performance schedules. Failure to perform under such contracts may result in substantial monetary damages. Some of OES’s U.S. lottery contracts contain provisions for significant liquidated damages related to various incidents such as implementation delays, system downtime, supply downtime, supply shortages, or degraded systems performance. OES accrues the estimated fair value of liquidated damages.

Many of OES’s lottery contracts also permit the lottery authority to terminate the contract upon notice “for convenience” or upon a state’s cessation, in whole or in part, of lottery operations and do not specify the compensation, if any, to which OES would be entitled should such termination occur. Some of OES’s international customers similarly reserve the right to assess monetary damages in the event of contract termination or breach. Although such liquidated damages provisions are customary in the lottery industry and the actual liquidated damages imposed are sometimes subject to negotiation, such provisions in OES’s lottery contracts present an ongoing potential for additional expense.

Lottery Regulations—OES operates each of its lottery systems under the legislative authority of each respective state.

Litigation—OES has been named in and has brought lawsuits in the normal course of business. OES does not expect the outcome of these suits to have a material adverse effect on its financial position, cash flows or results of future operations.

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